UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

In connection with a private placement conducted by Sow Good Inc., a Nevada corporation (the "Company") on April 25, 2023 (the "Offering"), on May 11, 2023, the Company entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with an accredited investor (the "Purchaser") to sell and issue to the Purchaser in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, (i) up to $100,000 in the May 2023 Promissory Note (the "Note") and (ii) a ten-year warrant (the "Warrant") to purchase up to 25,000 shares (the "Warrant Shares" and together with the Note and Warrant, the "Securities") of the Company's common stock, par value $0.001 per share, representing 25,000 warrant shares per $100,000 of notes purchased. The Note Purchase Agreement, Note, and Warrant are based on substantially similar terms as the April 2023 Note Purchase Agreement, promissory notes, and warrants issued on April 25, 2023 as part of the Offering.

The Note is a (1) year note. Interest on the Note accrues at a rate of 8% per annum, payable in cash semi-annually on June 30 and December 31, with appropriate pro rata adjustments made for any partial interest accrual period, and the outstanding principal amount of the Note matures and becomes due and payable on the Maturity Date (as defined in the Note to be May 11, 2024, unless accelerated by an Event of Default). Loans (as defined in the Note) may be advanced to the Company from time to time from May 11, 2023 to the Maturity Date, upon prior written notice from Company.

The Warrant is issued to the Purchaser as they advance Loans to the Company, in accordance with the terms of the Note. Upon issuance, the Warrant is exercisable immediately and for a period of 10 years at a price of $2.50 per share. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share, provided that the volume weighted average sale price per share of Common Stock equals or exceeds $9.00 per share for thirty (30) consecutive trading days ending on the third business day prior to the mailing of notice of such redemption. Assuming full advance of the Loans and full exercise of the Warrant, further proceeds to the Company from the exercise of the Warrant Shares is calculated as $62,500.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Note and the Warrant, a copy of each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the Offering of the Securities is incorporated by this reference into this Item 3.02. The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Purchase Agreement, Notes and Warrants executed in connection therewith contain representations to support the Company’s reasonable belief that, among other things, the Purchasers had access to information concerning its operations and financial condition, that the Purchasers acquired the Securities for their own account and not with a view to the distribution thereof, and that each Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. The Securities described in Item 1.01 above are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the Securities shall bear legends to that effect. Accordingly, the Securities sold in the Offering may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On May 11, 2023, the Company issued a press release regarding an update on its operations. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Form of May 2023 Common Stock Warrant
10.1	Note and Warrant Purchase Agreement, dated May 11, 2023
10.2	Form of May 2023 Promissory Note
99.1	Press Release date May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: May 15, 2023

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